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                                                                   EXHIBIT 10.5

                                 BUSINESS LEASE





         THIS LEASE, made this 23rd day of September, 1999 by and between D & B No. 3, LLP (hereinafter referred to as "Lessor") and Stupid PC, Inc. a Georgia corporation (hereinafter referred to as "Lessee").


                                  WITNESSETH:


1.0      PREMISES:
         Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained to be paid, kept and performed by Lessee, has leased and rented, and by these present does lease and rent, unto Lessee, and Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described premises (hereinafter called the "Leased Premises") to wit:

         Approximately 12,000 rentable square feet of office/warehouse space located at 6690 Jones Mill Court, Suite A, Gwinnett County, Norcross, Georgia 30092

         No easement for light or air is included in the Leased Premises.

2.0      TERM:
         To have and to hold the Leased Premises for a term of Thirty-seven
         (37) months beginning on the 1st day of October 1999 and expiring on the 31st day of October, 2002 unless sooner terminated as hereinafter provided.

2.1 The term of this Lease shall commence as shown above, or on such other date as hereinafter provided. Taking of possession by Lessee shall conclusively establish that the Leased Premises are in good and satisfactory condition as of the time when possession is taken.

2.2 It is agreed and understood that if Lessor is unable to deliver possession of the Leased Premises to Lessee at the commencement of the term of this Lease, as provided in Paragraph 2.0 because of the retention of possession thereof by other parties, or because the Leased Premises are not ready for occupancy by Lessee, Lessor shall not be liable to Lessee for damages and the term of this Lease shall not be affected by such delay; however, Lessee shall have no obligation to pay rent until the Leased Premises are delivered to Lessee, unless said delay is attributable to Lessee. Lessor shall use all reasonable diligence to deliver possession of the Leased Premises to Lessee on or before the commencement of the term hereof. If Lessee is not in possession of the Leased Premises due solely to Lessor's failure to deliver the same to Lessee, then Lessee shall not owe any rent for the period of time that Lessee is not in possession.

2.3 In the event that Lessor shall permit Lessee to occupy the Leased Premises prior to the commencement date of the term as set forth in Paragraph 2.0, such occupancy shall be subject to all provisions of this Lease, including without limitation, the obligation to pay rent. Said early possession shall not advance the termination date of this Lease.

3.0      RENTAL:
         All payment of money due hereunder, of any kind or nature, from Lessee to Lessor, are rental payments under this Lease. Lessee shall pay to Lessor, on the first day of each month during the term of this Lease, at Lessor?s offices as stipulated herein, or at such location as Lessor shall designate in writing, a monthly rental over and above the other and additional payments to be made by Lessee as herein provided, in advance as follows:

         10/01/99 - 10/31/99                $        0 per month
         11/01/99 - 10/31/00                $ 4,750.00 per month
         11/01/00 - 10/31/01                $ 4,892.00 per month
         11/01/01 - 10/31/02                $ 5,039.00 per month

         (hereinafter defined as "Base Rent"). Lessee shall pay an additional $
         75.00 per month to compensate Lessor for water and sewer service to the Leased Premises (further defined as "Additional Base Rent").
         The dumpster charge shall be $ 40.00 per month.

         Lessee shall pay to Lessor monthly its pro-rata share of common area maintenance expenses for the building or buildings (hereinafter defined as "Project") per paragraph 10.0 estimated for the first lease year to be *$250.00 per month (further defined as "Additional Base Rent"). *The CAM charge shall not exceed a 10% annual increase for the term of this lease.


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         In the event the effective date of this Lease is not the first day of the month, the first monthly payment for base rent for the first month of this Lease shall be due and payable on the effective date of this Lease covering the period from the effective date until the first day of the next month, said amount being prorated on a daily basis. Said charges for water/sewer and common area maintenance shall be subject to annual review as to Lessor's actual incurred expenses and shall be subject to adjustment should there be any increase in the cost of common area maintenance or water/sewer service incurred by Lessor. In the event the actual expenses increase, Lessee shall pay to Lessor annually the difference, if any, between the actual expenses and the estimated pro rata share Lessee has paid to Lessor for the prior calendar year. Lessor will accordingly adjust Lessee's estimated monthly charges due herein. All other payments due the Lessor hereunder are hereinafter referred to as "Additional Rent" including but not limited to utilities, repairs, real estate taxes and insurance. All Additional Rental shall be due and payable within fifteen (15) days of receipt of written notice from Lessor. LESSEE SHALL MAKE ALL RENTAL PAYMENTS TO :

                                D & B NO. 3, LLP
                                P. O. BOX 95605
                                ATLANTA, GEORGIA 30347

         Lessee shall have no authority to pay the rent due hereunder to any party other than Lessor.

3.1 Any installment of Base Rent or Additional Rent which is not paid when due shall be subject to a ten percent (10%) late charge and any such charge or money obligation, including all expenses incurred by Lessor in collecting such charge or money obligation, shall be Additional Rent hereunder. In the event any check for rent from Lessee is dishonored by the drawee bank, Lessee agrees to pay to Lessor $ 75.00 as a handling charge and, if appropriate, the late charge. Returned checks shall be redeemed by a cashier's check, certified check or money order. In the event more than one check for rent is returned or dishonored, Lessee agrees to pay all future rents and charges hereunder by a cashier's check, certified check or money order.

4.0      SECURITY DEPOSIT:
         Lessee shall deposit with Lessor upon execution hereof, the sum of FIVE THOUSAND THIRTY-NINE DOLLARS AND 00/100 ($ 5,039.00) as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay any Base Rent or Additional Rent, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any Base Rent, Additional Rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If all or any portion of said deposit is applied in any of the above manners during the term of the Lease, Lessee shall pay Lessor, within five (5) days of written demand from Lessor, the total amount of said deposit so applied by Lessor. However, in no way shall the deposited sum constitute liquidated damages to Lessor or a limit to the liability of Lessee hereunder. If Lessor transfers fee title to the Leased Premises, or there is any termination of Lessor's interest therein, in whole or in part, Lessor may pay over any unapplied part of said deposit to the succeeding owner of the Leased Premises and from and after such payment, Lessor shall be relieved of all liability with respect hereto.

5.0      UTILITIES:
         Lessee shall pay all utility bills, including but not limited to water, sewer, gas, electricity, fuel, light and heat bills, for the Leased Premises and Lessee shall pay all charges for garbage collection services or other sanitary services rendered to the Leased Premises or used by Lessee in connection therewith. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion as determined by Lessor of all charges jointly metered with other premises. Lessor shall in no event be liable for any interruption or failure of utility services on the premises. Terms of payment for water/sewer service are subject to terms as outlined in Paragraph 3.0 of this Lease.

6.0      USE OF LEASED PREMISES:
         The Leased premises shall be used for office/warehouse purposes and no other. The Leased Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Leased Premises; nor in any manner which will violate any restrictions or protective covenants affecting land of which the Leased Premises are a part.

6.1 Lessee agrees that its occupancy shall not be detrimental to other tenants by reason of odor, smoke, dust, gas, noise or vibration.

7.0      ABANDONMENT:
         Lessee agrees not to abandon or vacate the Leased Premises during the term of this Lease and agrees to use the Leased Premises for the purposes herein described until the expiration hereof.

8.0      REPAIRS BY LESSOR:
         Lessor agrees to keep in good repair the roof, foundations and exterior walls of the Leased Premises (exclusive of all glass and all exterior doors), and the underground utility and sewer pipes outside the exterior walls of the building of which the Leased Premises are a part (the "Building"), except repair rendered necessary by the negligence or action of Lessee, its agents, employees, or invitees. Lessor gives to Lessee exclusive control of the Leased Premises and Lessor shall be under no obligation to inspect the Leased Premises. Lessee shall promptly report in writing to Lessor any defective condition known to it which Lessor is required to repair, and


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         failure to report such defects shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such defects. Lessor's liability with respect to any defects, repairs or maintenance for which Lessor is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Lessor shall have the right, but not the duty, to enter the Leased Premises at any time in order to examine the Leased Premises or to make such repair as required therein or which Lessor may deem necessary for the safety of, or preservation of the Leased Premises or of the Building. Nothing contained in this Lease shall require Lessor to make any repairs for damages caused by Lessee and Lessee shall cause such repairs to be made at its expense.

9.0      REPAIRS BY LESSEE:
         Lessee accepts the Leased Premises in their present condition and hereby acknowledges that the Leased Premises are suited for the uses set forth in Paragraph 6.0 hereof. Lessee agrees that all office and warehouse doors and walls, light-bulbs and fixtures, electrical, plumbing fixtures and dock doors of the Leased Premises are in satisfactory condition without visible damage and will maintain such condition throughout the lease term. Lessee will notify Lessor in writing of anything to the contrary within ten (10) days of the commencement date of the lease or occupancy date whichever is earlier. Lessee shall at its own cost and expense keep and maintain all parts of the premises (except those for which Lessor is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls, and finish work, floors and floor covering, heating and air conditioning systems, dock boards, dock doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, and subject to paragraph 10.0 hereinbelow; regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including rail spur areas; if any, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Lessee agrees to keep sufficient heat in the Leased Premises to keep the pipes (both water and sprinkler systems) from freezing. Should any portion of said premises be damaged through the fault or negligence of the Lessee, its agents, employees, contractors, invitees, or customers or vandalism, malicious mischief, attempted or actual theft or illegal entry, then the Lessee agrees to promptly repair the same.

9.1 The air conditioning and heating system is accepted by the Lessee in satisfactory operating condition as of the date of occupancy. Lessee shall maintain at least on a quarterly basis, a preventative maintenance contract throughout the term of the lease. Said air conditioning and heating system shall remain in good operating condition during the term of this Lease and any extension thereof.

9.2 Lessee shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Lessee or its employees, agents or invitees.

10.0 In the event the premises constitute a portion of a multiple occupancy building it shall be Lessor's obligation to care for the area surrounding the Project (hereinafter "Common Area"), provided however that Lessee shall contribute its pro rata share of the expenses per paragraph 3.0 for the maintenance, repair and operation of the Common Areas of the Project, including but not limited to, the mowing of grass, care of shrubs, general landscaping, maintenance of parking areas, driveways and alleys, exterior repainting and common sewage line plumbing; which may be determined by Lessor in its sole discretion. Lessee's prorata share of said expenses shall be based on the percentage of rentable area in the Leased Premises as compared to the total rentable area in the Project. In addition, if Lessee or any other particular tenant of the building can be clearly identified as being responsible for obstruction or stoppage of the common sanitary sewage line, then Lessee, if Lessee is responsible, or such other responsible tenant shall pay the entire cost thereof, upon demand, as Additional Rent. Lessee shall keep the whole of the Leased Premises, Project and Common Area in a clean and sanitary condition free of any trash, scraps or any materials and products pertaining to its business. If Lessee can be clearly identified as being responsible for leaving trash or debris in the common area during the lease term or upon vacating the Leased Premises, Lessee shall pay the entire cost of removal of said trash or debris from the premises, upon demand, as Additional Rent. No area outside the Leased Premises shall be used by Lessee for storage without Lessor's prior written approval.

10.1 All drives, streets, paved areas and walks are for the common use of all tenants of the Building and are a part of the Common Area. Lessor reserves the right to impose, from time to time, and Lessee hereby agrees to abide by, regulations on parking and other uses of Common Area. Lessor shall not be responsible for enforcing Lessee's parking rights against any third parties.

11.0     ALTERATIONS:
         Lessee shall not make or cause to be made any alteration, addition, change or improvement to the Leased Premises without the prior written consent of the Lessor. In the event Lessor approves any such alterations, additions, changes or improvements to the Leased Premises, such alterations, additions, changes or improvements will be performed at the sole expense of the Lessee. Unless otherwise agreed upon in writing by Lessor, at the termination of this Lease, Lessee shall, if Lessor so elects, remove all alterations, additions, or improvements erected by Lessee and restore the Leased Premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner. If Lessor does not elect to have Lessee make such removals, all alterations, additions or improvements made in or upon the Leased Premises, either by Lessor or Lessor, shall be Lessor's property and shall remain upon the Leased Premises at the termination of the term of this Lease, by lapse of time or otherwise, without compensation to Lessee.


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11.1     Lessee shall keep the Leased Premises free of any mechanic's lien or encumbrance due to Lessee's alterations, additions, removals or improvements. Lessee agrees to indemnify and hold Lessor or its assigns harmless from any liability resulting from all alterations, additions, changes or improvements performed on the Leased Premises at the instance of Lessee. Lessee agrees at its sole expense to obtain any necessary permits, approvals or licenses required for said alterations, additions, changes or improvements.

11.2 Neither Lessee, nor any agent, employee or independent contractor of Lessee shall, under any circumstances, puncture, cut, tear or create any opening in the roof structure for any reason, either by intent or accident. If the same occurs, Lessee shall be responsible for the immediate total cost and repair to place the roof structure back to its original condition. Lessee shall commence repair within five (5) days of said damage to the roof and shall thereafter diligently and continuously proceed with such repair until completion. In the event said repair is not so commenced and completed, Lessor may, but is not obligated to, enter the Leased Premises and conduct or complete said repair at Lessee's sole cost. Any expense so incurred by Lessor shall constitute Additional Rent hereunder and be due and payable within fifteen (15) days of receipt of a notice from Lessor as to the amount of said expense.

12.0     TAX ESCALATION:
         Lessee shall pay upon demand, as Additional Rent during the term of this Lease or any extension or renewal hereof, the amount by which all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Leased Premises for each tax year exceeds all taxes on the Leased Premises for the tax year 1999. The Lessor shall have the right to employ a tax-consulting firm to attempt to assure a fair tax burden on the building or project and ground within the applicable taxing jurisdiction. Lessee shall pay to Lessor upon demand, from time to time, as Additional Rent, the amount of Lessee's prorata share (as defined herein) of the cost of such service. In the event the Leased Premises are less than the entire rentable area of the Building or Project for any such tax year, then the tax for any such year applicable to the Leased Premises shall be determined by proportion on the basis that the rentable area of the Leased Premises bears to the rentable area of the entire property assessed. If the final year of the term of this Lease fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the term of this Lease. If such taxes for the year in which this Lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis of determining the pro rata share, if any, to be paid by Lessee for that portion of the last lease year. Lessee's pro rata portion of increased taxes, as provided herein, is Additional Rent hereunder and shall be due and payable within fifteen (15) days after receipt of a notice from Lessor as to the amount due.

13.0     INSURANCE:
         Lessee shall carry Special Form insurance insuring its interest in Lessee's Improvement in the Leased Premises and its interest in its office furniture, equipment, supplies, inventory, fixtures and personal property therein. Such insurance will not be terminated or canceled without thirty (30) days prior written notice to Lessor by the carrier of such insurance. The carrier of such insurance shall waive all right of recovery by way of subrogation against Lessor. Lessor and Lessee hereby waive any rights of action each against the other for the loss or damage covered by an insurance, which either party carries on the Leased Premises.

13.1 At all times during the term of this Lease, Lessee shall keep in effect with insurance companies rated no less than "A", Class VI in the current issue of Best's Guide, legally authorized to transact business in Georgia and maintaining an office or agency in the State of Georgia, in the name of and for the benefit of Lessor and Lessee; General Liability Insurance, including bodily injury and property damage liability each occurrence $1,000,000; Personal Injury and Advertising Injury Liability $1,000,000; general aggregate (other than Products Completed Operations) $1,000,000; Loss of Income insurance on the "Special" form in an amount no less than one year's gross profit; Worker's Compensation insurance including Statutory Employer's Liability; and Umbrella Liability with limits of no less than $1,000,000.

13.2 All policies and certificates of insurance shall name Lessor as an additional insured and shall provide that all Lessor's losses, to the limit of the policy, will be indemnified and all liability claims against Lessor resulting from Lessee's business will be defended by Lessee and its insurance carrier at no cost to Lessor. Lessee shall promptly deliver to Lessor all such certificates of insurance prior to occupancy and they shall be held by Lessor. Lessee agrees that it shall not cancel any of the above mentioned policies, or allow any policy to lapse without delivering to Lessor a certificate indicating equal or greater coverage written by an insurance company with the same requirements as previously stated.

13.3 Lessee shall pay upon demand, its pro rata share as Additional Rent, during the term of this Lease and any extension or renewal thereof, the amount by which all insurance premiums (including, but not limited to, premiums for all risks against physical loss subject to normal exclusions and owners and landlords premises liability) on the Building or Project for each calendar year which exceeds the annual base premium paid by Lessor for 1999 base year, then any excess for the calendar year during which the term ends, shall be reduced by the pro rata part of such calendar year beyond the Lease term.

14.0     DESTRUCTION OR DAMAGE TO THE LEASED PREMISES:
         If the Leased Premises are totally destroyed by storm, fire, lightning, earthquake, or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for


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         between Lessor and Lessee as of that date. If the Leased Premises is damaged, but deemed restorable by Lessor, rental shall abate in such proportion as use of the Leased Premises has been destroyed. Lessor may, in its sole discretion, restore the Leased Premises to substantially the same condition as before the damage. In the event Lessor has not notified Lessee within thirty (30) days of said damage that Lessor will restore the Leased Premises to substantially the same condition, Lessee has the right to cancel this Lease.

15.0     INDEMNITY:
         Lessee agrees to indemnify and save Lessor harmless against all claims for damages to persons or property by reason of the use or occupancy of the Leased Premises, and all expenses incurred by Lessor because thereof, including attorney's fees and court costs.

16.0     GOVERNMENTAL ORDERS:
         Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's occupancy of the Leased Premises.

17.0     CONDEMNATION:
         If the whole of the Leased Premises, or such portion thereof as will make the Leased Premises unusable for the purposes herein leased, shall be condemned by any legally constituted authority for public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession of the Leased Premises is taken by a public authority, and rental shall be accounted for as between Lessor and Lessee as of said date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that Lessee shall have no rights in any award made to Lessor by any condemnation authority.

18.0     SUBORDINATION:
         This Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage, deed to secure debt, deed to trust, or other instrument in the nature thereof, which may now or hereafter affect Lessor or its successor's interest in the fee title to the Leased Premises.

18.1 If the holder of any mortgage, deed to secure debt, deed of trust or other instrument in nature thereof shall hereafter succeed to the rights of Lessor under this Lease, whether through possession or foreclosure action or delivery of a new lease, then at the option of such holder, (i) Lessee shall attorn to and recognize such successor as Lessee's Lessor under this Lease and Lessee shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, or (ii) this Lease shall terminate.

18.2 In the event of an attornment as provided in Subparagraph 18.1 above, this Lease shall continue in full force and effect as direct lease between such successor, Lessor and Lessee, subject to all of the terms, covenants and conditions of this Lease.

19.0     LIENS AND ENCUMBRANCES:
         Lessee shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever, upon or in any manner to bind the interest of Lessor in the Leased Premises. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises for which any lien is or can be validly and legally asserted, and that it will save and hold Lessor from any and all loss, cost or expense based on or arising out of asserted claims or liens against the right, title, or interest of Lessor in the Leased Premises or under the terms of this Lease. Lessee further agrees to bond or pay every lien within thirty (30) days of the date said lien attaches to the Leased Premises and/or Lessor's property. This paragraph shall survive any termination of this Lease.

20.0     ASSIGNMENT OR SUBLEASE:
         Lessee shall not, without having first received the prior written consent of Lessor, assign, transfer, sell or encumber this Lease or any interest hereunder, or sublet the Leased Premises or any party thereto, or permit the use of the Leased Premises by any party other than Lessee. Consent to any assignment or sublease shall not destroy this provision and all later assignments or subleases shall be made likewise only upon prior written consent of Lessor. Assignee or sublessee of Lessee, at the option of Lessor, shall become directly liable to Lessor for all obligations of Lessee hereunder, but no sublease or assignment by Lessee shall relieve Lessee of primary liability hereunder.

20.1 It is mutually agreed that in the event Lessor consents to an assignment or sublease, Lessee agrees to assign to Lessor any rental received from any Sublessee in excess of the rental required to be paid hereunder and any Lease option or extension under this Lease Agreement shall become null and void.

21.0     CANCELLATION OF THE LEASE BY LESSOR:
         It is mutually agreed that in the event Lessee shall default in the payment of rent, including Additional Rent, herein reserved when due, and fails to cure said default within five (5) days after the due date hereunder; or if Lessee shall be in default in performing any of the terms or provisions of this Lease other than a provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the date of receipt of written notice of default from Lessor; or if the Leased Premises shall be abandoned, deserted or vacated; or if there is a filing of any bankruptcy or debtor rehabilitation by or against the Lessee in any court of competent jurisdiction; or if a permanent receiver or custodian is appointed for Lessee's property and such receiver or


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         custodian is not removed within sixty (60) days after written notice from Lessor to Lessee to obtain such removal; or if, whether voluntarily or involuntarily Lessee takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred, or if Lessee makes an assignment for the benefit of creditors, or if Lessee's effects should be levied upon or attached under process against Lessee, and not satisfied or dissolved within thirty (30) days after written notice from Lessor to Lessee to obtain satisfaction thereof; or if Lessee is insolvent, unable to pay its debts as they mature, has liabilities at any time greater than its assets, or generally is not paying its debts as they become due; then, and in any said events, Lessor, at its option, may at once, or within six (6) months thereafter (but only during continuance of such default or condition):

                  (i) Terminate this lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor and remove all of Lessee' effects therefrom, but if Lessee shall fail to do so, Lessor may, without further notice and without prejudice to any other remedy Lessor may have for possession or arrearages in rent, enter upon the Leased Premises and expel or remove Lessee and Lessee's effects, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Leased Premises, or through decrease in rent, or otherwise; and/or

                  (ii) Enter upon the Leased Premises as the agent of Lessee, by force if necessary, without being liable to prosecution or any claim for damages therefor, and relet the Leased Premises as the agent of Lessee, and receive the rent therefore; and Lessee shall pay Lessor any deficiency that may arise by reason of such reletting on demand at the office of Lessor as set forth in Paragraph 3.0 of this Lease and/or

                  (iii) As agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter Leased Premises, by force if necessary, without being liable to prosecution or any claims for damages therefor, in order to accomplish this purpose, Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by or negligence of Lessor or otherwise.

                           Pursuit by Lessor of any of the foregoing remedies shall not preclude the pursuit by Lessor of any of the other remedies herein provided or any other remedies provided by law. After any authorized assignment or subletting of the entire Leased Premises covered by this Lease, the occurrence of any of the foregoing defaults or events shall affect this Lease if caused by or happening to, either Lessee or the assignee or sublessee.

22.0     EXTERIOR SIGNS:
         Lessee shall place no signs upon the outside walls or roof of the Leased Premises except with the prior written consent of the Lessor. Any and all signs placed on the Leased Premises by Lessee shall be at the Lessee's sole cost and be maintained in compliance with the rules and regulations established by Lessor governing such signs and Lessee shall be responsible to Lessor for any damage caused by the installation, use, or maintenance of said signs. Lessee agrees, upon removal of said signs, to repair all damage incident to such removal. At Lessor's option, Lessee shall, at Lessee's sole cost and expense, remove any such sign at the end of the term of this Lease.

23.0     HAZARDOUS MATERIALS:
         Lessee shall not store, dispose of or bring on or about the Leased Premises any hazardous waste, contaminants, oil, gasoline, radioactive or other materials the removal of which is required or the maintenance of which or exposure to which is prohibited, limited, or regulated by any local, state or federal agency, authority or governmental unit, or which even if not so regulated poses a hazard to the health and safety of the occupants of the premises or of property adjacent to the premises.

         Lessee shall not place, install or operate on the Premises or in any part of the Building, an engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material without the prior written consent of the Lessor.

         In the event Lessee or its agents bring such materials or permit the same to be brought onto the Leased Premises or any common areas of the premises, Lessee shall cause the same to be immediately removed and Lessee's obligation to so remove shall survive this lease and shall inure to the benefit of any purchaser or successor to title of the Premises.

         Lessee shall promptly notify Lessor of any violation of this rule of which Lessee has actual knowledge, it being understood that such rule is intended to ensure the economic and physical well being of all concerned.

24.0     NOTICE:
         Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices hereunder, and all notices required under this Lease, the person in charge of the Leased Premises at the time,


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

         or occupying the then service or notice may be made by attaching the same on the main entrance to the Leased Premises. Until the parties designate otherwise by written notice to the other, a copy of all notices sent pursuant to this Lease whether sent by Lessor or lessee, shall be sent by certified mail, return receipt requested, or via overnight courier service, addressed to the other party as follows:

         LESSOR                                               LESSEE

         D & B No. 3, LLP                                     Stupid PC, Inc.
         1934 North Druid Hills Road
         Atlanta, Georgia 30319

25.0     ENTRY FOR CARDING, REPAIRS:
         Lessor may card the Leased Premises with "For Rent" or "For Sale" signs ninety (90) days before the expiration of this Lease. Lessor may enter the Lease Premises at reasonable hours to exhibit the same to prospective purchasers or tenants to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

26.0     HOLDOVER TENANT:
         If Lessee remains in possession of the Leased Premises after expiration of the term hereof, with Lessor's acquiescence and without any written agreement of Lessor to the contrary, Lessee shall be a tenant at will at a base rental rate double the amount of the Base Rent of the last month during the term of this Lease, and there shall be no renewal of this Lease by operation of law.

27.0     EFFECT OF TERMINATION OF THE LEASE:
         No termination of this Lease prior to the normal ending hereof, by lapse of time or otherwise, shall affect Lessor's right to collect rent due for the period prior to termination thereof.

28.0     NO ESTATE IN LAND:
         This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, respectively; no estate shall pass out of Lessor. Lessee has only a usufruct, not subject to levy or sale and not assignable by Lessee except by Lessor's consent.

29.0     ATTORNEY'S FEES AND HOMESTEAD:
         If any rent or other sums owing under this Lease are collected by or through any attorney at law, Lessee agrees to pay fifteen percent (15%) thereof as attorney's fees. Lessee waives all homestead rights and exemptions that it may have under any law against any obligation owing under this Lease. Lessee hereby assigns to Lessor its homestead and exemption.

30.0     RIGHTS CUMULATIVE:
         All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

31.0     WAIVER OF RIGHTS:
         No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

32.0     TIME OF THE ESSENCE: Time is of the essence in this Lease.

33.0     DEFINITIONS:
         "Lessor", as used in this Lease, shall include Lessor, Lessor's heirs, legal representatives, assigns and successors in title to the Leased Premises. "Lessee" shall include Lessee, Lessee's heirs and legal representatives, and if this Lease shall be validly assigned or subletted, shall include also Lessee's assignee or sublessee as to the Leased Premises covered by such assignment or sublease. "Lessor and Lessee", include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

34.0     ESTOPPEL CERTIFICATES:
         At any time and from time to time, Lessee, on or before the date specified in the request made by Lessor, which date shall not be earlier than five (5) days from the making of such request, shall execute, acknowledge and deliver, at no cost to Lessor, a certificate evidencing (a) whether this Lease is in full force and effect; (b) whether this Lease has been amended in any way and if so, how; (c ) whether there are any existing defaults hereunder to the knowledge of Lessee and specifying the nature of such defaults, if any; (d) the date to which rent, if any, has been paid ; and (e) whether any security deposit has been delivered under this Lease and if so, the amount thereof. Each certificate delivered pursuant to this paragraph may be relied on by any prospective purchaser, mortgagee or transferee of any portion of Lessor's interest hereunder.

35.0     MISCELLANEOUS:
         This Lease contains the entire agreement of the parties and no representation or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No modification of this Lease shall be effective unless reduced to writing and signed by Lessor and Lessee.

35.1 If any clause or portion of this Lease is or becomes illegal, invalid or unenforceable because of present or future laws, rules or regulations of any governmental body, or become unenforceable for any reason, the intention of the parties hereto is that the remaining parts of this Lease shall not be thereby affected.

35.2 This Lease may be executed in any number of copies and each copy signed in the original shall be considered an original document.

36.0     SPECIAL STIPULATIONS:
         Insofar as the following stipulations attached conflict with any of the foregoing provisions, the following shall control.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hand and seals, the day and year first above written.


                                     LESSOR:   D & B No. 3, LLP

                                     By:      Illegible
                                        ----------------------------------------

                                     Its:       General Partner
                                         ---------------------------------------


                                     LESSEE:  Stupid PC, Inc.

                                     By:/s/  Bart Brannon                 (SEAL)
                                        ----------------------------------
                                     Its:       President
                                         ---------------------------------------

                              SPECIAL STIPULATIONS



37.0     As-Is:

         Lessee agrees to accept the premises in "as-is" condition. Lessor agrees that the HVAC, electrical and plumbing fixtures will be in a satisfactory operating condition at the time of occupancy, after which time they become the sole responsibility of the Lessee. Lessee agrees to maintain said condition throughout the lease term.

38.0     HVAC:

         Lessor agrees to warrant the heating and air conditioning units in the premises for a period of twelve (12) months from the date of occupancy except normal preventative maintenance including but not limited to filters and freon. Lessee will be responsible for all the cost for repairs or replacements of heating and air conditioning units up to $
         500.00 per occurrence and Lessor agrees to be responsible for the portion of cost which exceeds $ 500.00 per occurrence. Lessee will inform Lessor of a major repair or replacement prior to contracting necessary work, subject to Lessor's approval. Lessee must have a preventative maintenance agreement in place per paragraph 9.1 with a reputable HVAC contractor throughout the lease term.

39.0     Agency Disclosure:

         Pursuant to the Georgia Real Estate Commission Regulation 520-1-08, the Lessee in this lease transaction was represented by Brannen Goddard Company and Brannen Goddard Company shall receive its compensation solely from the Lessor. The Lessor in this lease transaction was represented by Monarch Realty, Inc. and Monarch Realty, Inc. shall receive its compensation solely from the Lessor. All parties in the lease transaction referred to as Lessee, Lessor and Broker agree with and consent to the representation and compensation disclosed herein.


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